Exhibit 99.1

For more information:
Joe McCreery - Vice President of Finance and Head of Investor Relations
903-988-6425
ir@martinmlp.com

FOR IMMEDIATE RELEASE

MARTIN RESOURCE MANAGEMENT CORPORATION
COMPLETES PURCHASE OF COMMON UNITS FROM
MARTIN MIDSTREAM PARTNERS L.P.

KILGORE, TX - August 22, 2014 (GLOBE NEWSWIRE) - Martin Midstream Partners L.P. (NASDAQ: MMLP) (“MMLP” or the “Partnership”) announced today that Martin Resource Management Corporation (“MRMC” or the “Company”), the indirect controlling owner of the Partnership’s general partner, has completed a $45 million purchase of common units in the Partnership.

With this purchase, MRMC now owns indirectly a total of 6,264,532 or 19.7% of the outstanding limited partnership common units of MMLP. MRMC has no current intention to divest any of the MMLP units it owns. However, due to certain requirements under MRMC’s credit agreement, both the newly acquired units and those already owned will be registered for resale under a separate Form S-3 registration statement to be filed with Securities and Exchange Commission.

The Partnership used the full proceeds from this sale of units to pay down outstanding indebtedness under its revolving credit facility. It intends to use availability under the revolving credit facility to fund the previously announced acquisition of the remaining Category A membership interests in Cardinal Gas Storage Partners LLC. That acquisition is scheduled to close during the third quarter this year.
About Martin Midstream Partners L.P. (NASDAQ: MMLP)
Martin Midstream Partners L.P. is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business lines include: (1) terminalling, storage and packaging services for petroleum products and by-products; (2) natural gas liquids distribution services and natural gas storage; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marine transportation services for petroleum products and by-products.
About Martin Resource Management Corporation
Martin Resource Management Corporation (MRMC) through its various subsidiaries is an independent provider of marketing and distribution and transportation of hydrocarbon products and by-products including molten sulfur, sulfur-based derivatives, fuel oil, natural gas liquids (NGLs), asphalt, paper mill liquids, and other bulk tank liquids. In addition, the Company manufactures and markets processed sulfur products including fertilizer and emulsified sulfur. Additionally, the Company markets and distributes naphthenic lubricating oils for specialty applications used in the automotive, energy and petrochemical industries. MRMC is an indirect owner of the general partner of the publicly traded master limited partnership, Martin Midstream Partners L.P.

Forward-Looking Statements
Statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside MMLP’s control, that could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Additional information concerning Martin Midstream is available on its website at www.martinmidstream.com.